PRESS RELEASE

May 12, 2025

Century Casinos, Inc. Announces First Quarter 2025 Results

Solid First Quarter Considering Severe Weather Impacts. Remainder of 2025 Looks Promising After Opening of New Land-Based Casino in Missouri and Reopening of the Wroclaw Casino in Poland.

Colorado Springs, Colorado – May 12, 2025 – Century Casinos, Inc. (the “Company”, “we”, “us”, or “our”) (Nasdaq Capital Market®: CNTY) today announced its financial results for the three months ended March 31, 2025.

First Quarter 2025 Highlights*

Compared to the three months ended March 31, 2024:

•	Net operating revenue was $130.4 million, a decrease of (4%).
•	Earnings from operations was $7.1 million, a decrease of (14%).
•	Net loss attributable to Century Casinos, Inc. shareholders was ($20.6) million, a change of (52%), and basic net loss per share was ($0.67).
•	Adjusted EBITDAR** was $20.2 million, a decrease of (5%).

“We were able to maintain the Adjusted EBITDAR margin from the first quarter of 2024 despite decreased revenue from weather impacts throughout North America, one fewer operating day compared to 2024 and the loss of high margin sports betting revenue in Colorado. This is due primarily to successful cost cutting strategies at the Nugget, which generated positive Adjusted EBITDAR in what typically is the most challenging quarter for the property. We are also excited by the initial success of the new Caruthersville casino, which opened in November 2024,” Erwin Haitzmann and Peter Hoetzinger, Co-Chief Executive Officers of Century Casinos remarked. “We expect quarterly capital expenditures to decrease for the remainder of 2025 as we spent proportionally more in the first quarter.  With overall capital expenditures substantially lower in 2025 due to the completion of our capital projects and properties such as Caruthersville open and operating, we anticipate cash generation and our cash position to improve during the remainder of 2025 and into 2026,” Messrs. Haitzmann and Hoetzinger concluded.

UPDATES

Poland –  The Company was awarded a second license in the city of Wroclaw in March 2025. The Company expects to open the casino in the fourth quarter of 2025.

RESULTS

The consolidated results for the three months ended March 31, 2025 and 2024 are as follows:

	For the three months
Amounts in thousands, except per share data	ended March 31,		%
Consolidated Results:	2025	2024	Change
Net Operating Revenue	$130,443	$136,017	(4%)
Earnings from Operations	7,140	8,287	(14%)
Net Loss Attributable to Century Casinos, Inc. Shareholders	$(20,613)	$(13,544)	(52%)

Adjusted EBITDAR**	$20,155	$21,250	(5%)

Net Loss Per Share Attributable to Century Casinos, Inc. Shareholders:
Basic	$(0.67)	$(0.45)	(49%)
Diluted	$(0.67)	$(0.45)	(49%)

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDAR and Adjusted EBITDAR margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

RESULTS BY Reportable Segment*

Following is a summary of the changes in net operating revenue by reportable segment for the three months ended March 31, 2025,  compared to the three months ended March 31, 2024:

	Net Operating Revenue
	For the three months
Amounts in	ended March 31,		$	%
thousands	2025	2024	Change	Change
United States	$93,296	$96,034	$(2,738)	(3%)
Canada	16,516	18,321	(1,805)	(10%)
Poland	20,631	21,649	(1,018)	(5%)
Corporate and Other	—	13	(13)	(100%)
Consolidated	$130,443	$136,017	$(5,574)	(4%)

Following is a summary of the changes in earnings (loss) from operations by reportable segment for the three months ended March 31, 2025,  compared to the three months ended March 31, 2024:

	Earnings (Loss) from Operations
	For the three months
Amounts in	ended March 31,		$	%
thousands	2025	2024	Change	Change
United States	$7,344	$8,468	$(1,124)	(13%)
Canada	3,363	4,029	(666)	(17%)
Poland	(109)	(22)	(87)	(396%)
Corporate and Other	(3,458)	(4,188)	730	17%
Consolidated	$7,140	$8,287	$(1,147)	(14%)

Following is a summary of the changes in net (loss) earnings attributable to Century Casinos, Inc. shareholders by reportable segment for the three months ended March 31, 2025,  compared to the three months ended March 31, 2024:

	Net (Loss) Earnings Attributable to Century Casinos, Inc. Shareholders
	For the three months
Amounts in	ended March 31,		$	%
thousands	2025	2024	Change	Change
United States	$(7,550)	$(2,782)	$(4,768)	(171%)
Canada	(61)	1,132	(1,193)	(105%)
Poland	(165)	3	(168)	(5600%)
Corporate and Other	(12,837)	(11,897)	(940)	(8%)
Consolidated	$(20,613)	$(13,544)	$(7,069)	(52%)

Items deducted from or added to earnings (loss) from operations to arrive at net (loss) earnings attributable to Century Casinos, Inc. shareholders include interest income, interest expense, gains (losses) on foreign currency transactions and other, income tax (benefit) expense, and non-controlling interests.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDAR and Adjusted EBITDAR margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

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Following is a summary of the changes in Adjusted EBITDAR** by reportable segment for the three months ended March 31, 2025 compared to the three months ended March 31, 2024:

	Adjusted EBITDAR**
	For the three months
Amounts in	ended March 31,		$	%
thousands	2025	2024	Change	Change
United States	$18,398	$19,146	$(748)	(4%)
Canada	4,360	5,141	(781)	(15%)
Poland	546	757	(211)	(28%)
Corporate and Other	(3,149)	(3,794)	645	17%
Consolidated	$20,155	$21,250	$(1,095)	(5%)

Balance Sheet and Liquidity

As of March 31, 2025, the Company had $84.7 million in cash and cash equivalents compared to $98.8 million in cash and cash equivalents at December 31, 2024. Cash and cash equivalents decreased primarily due to purchases of property and equipment of $6.7 million. As of March 31, 2025, the Company had $339.6 million in outstanding debt compared to $339.6 million in outstanding debt at December 31, 2024.  The outstanding debt as of March 31, 2025 included $336.0 million related to a term loan under the Company’s credit agreement with Goldman Sachs Bank USA (“Goldman”), $1.1 million of bank debt related to Century Resorts Management GmbH (“CRM”) and $2.5 million related to a revolving credit facility related to Casinos Poland (“CPL”). The Company also has a revolving line of credit with Goldman of up to $30.0 million. If the Company has aggregate outstanding revolving loans, swingline loans and letters of credit greater than $10.5 million under the credit agreement with Goldman as of the last day of any fiscal quarter, it is required to maintain a Consolidated First Lien Net Leverage Ratio of 5.50 to 1.00 or less for such fiscal quarter. As of March 31, 2025, the Consolidated First Lien Net Leverage Ratio exceeded 5.50 to 1.00, but the Company had no outstanding revolving loans, swingline loans or letters of credit under the credit agreement with Goldman. The Company also has a $703.5 million long-term financing obligation under its master lease with subsidiaries of VICI Properties, Inc. (“Master Lease”).

Conference Call Information

Today the Company will post a copy of its quarterly report on Form 10-Q filed with the SEC for the quarter ended March 31, 2025 on its website at www.cnty.com/investor/financials/sec-filings/. The Company will also post its current presentation, which may be used in one or more meetings with current and potential investors from time to time, at the Company’s website under www.cnty.com/investor/presentations/.

The Company will host its first quarter 2025 earnings conference call today, Monday,  May 12, 2025  at 10:00 am EDT / 8:00 am MDT. U.S. domestic participants should dial 888-999-5318. For all international participants, please use 848-280-6460 to dial-in. The conference ID is ‘Casinos’. Participants may listen to the call live at https://app.webinar.net/pzWGyQJbnL1 or obtain a recording of the call on the Company’s website until May 31, 2025 at www.cnty.com/investor/financials/sec-filings/.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDAR and Adjusted EBITDAR margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Statements of Loss

	For the three months
	ended March 31,
Amounts in thousands, except for per share information	2025	2024
Operating revenue:
Net operating revenue	$130,443	$136,017
Operating costs and expenses:
Total operating costs and expenses	123,303	127,730
Earnings from operations	7,140	8,287
Non-operating (expense) income, net	(25,538)	(23,967)
Loss before income taxes	(18,398)	(15,680)
Income tax (expense) benefit	(481)	3,986
Net loss	(18,879)	(11,694)
Net earnings attributable to non-controlling interests	(1,734)	(1,850)
Net loss attributable to Century Casinos, Inc. shareholders	$(20,613)	$(13,544)

Net loss per share attributable to Century Casinos, Inc. shareholders:
Basic	$(0.67)	$(0.45)
Diluted	$(0.67)	$(0.45)

Weighted average common shares
Basic	30,683	30,420
Diluted	30,683	30,420

Condensed Consolidated Balance Sheets
	March 31,	December 31,
Amounts in thousands	2025	2024
Assets
Current assets	$122,282	$135,549
Property and equipment, net	918,017	922,146
Other assets	172,271	168,617
Total assets	$1,212,570	$1,226,312

Liabilities and Equity
Current liabilities	$85,832	$86,044
Non-current liabilities	1,064,166	1,058,264
Century Casinos, Inc. shareholders' equity (deficit)	(28,917)	(9,300)
Non-controlling interests	91,489	91,304
Total liabilities and equity	$1,212,570	$1,226,312

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CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDAR* to Net Loss Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the three months ended March 31, 2025
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net loss attributable to Century Casinos, Inc. shareholders	$(7,550)	$(61)	$(165)	$(12,837)	$(20,613)
Interest expense (income), net (1)	13,110	3,207	42	9,298	25,657
Income tax expense	—	217	89	175	481
Depreciation and amortization	11,007	998	370	19	12,394
Net earnings (loss) attributable to non-controlling interests	1,784	31	(81)	—	1,734
Non-cash stock-based compensation	—	—	—	290	290
(Gain) loss on foreign currency transactions, cost recovery income and other	—	(31)	6	(94)	(119)
Loss (gain) on disposition of fixed assets	47	(1)	4	—	50
Pre-opening and termination expenses	—	—	281	—	281
Adjusted EBITDAR	$18,398	$4,360	$546	$(3,149)	$20,155

(1)

See “Summary of Interest Expense (Income), Net” below for a breakdown of interest expense (income), net and “Cash Rent Payments” below for more information on the rent payments related to the Master Lease.

	For the three months ended March 31, 2024
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net (loss) earnings attributable to Century Casinos, Inc. shareholders	$(2,782)	$1,132	$3	$(11,897)	$(13,544)
Interest expense (income), net (1)	11,746	2,907	(35)	10,511	25,129
Income tax (benefit) expense	(2,273)	728	151	(2,592)	(3,986)
Depreciation and amortization	10,288	1,149	538	56	12,031
Net earnings attributable to non-controlling interests	1,777	71	2	—	1,850
Non-cash stock-based compensation	—	—	—	503	503
Gain on foreign currency transactions and cost recovery income	—	(809)	(143)	(356)	(1,308)
Loss (gain) on disposition of fixed assets	390	(37)	241	—	594
Acquisition costs	—	—	—	(19)	(19)
Adjusted EBITDAR	$19,146	$5,141	$757	$(3,794)	$21,250

(1)

See “Summary of Interest Expense (Income), Net” below for a breakdown of interest expense (income), net and “Cash Rent Payments” below for more information on the rent payments related to the Master Lease.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Net Earnings (Loss) Margins** and Adjusted EBITDAR Margins***

		For the three months
		ended March 31,
		2025	2024
United States	Net Operating Revenue	$93,296	$96,034
	Net Earnings (Loss) Margin	(8%)	(3%)
	Adjusted EBITDAR Margin	20%	20%
Canada	Net Operating Revenue	$16,516	$18,321
	Net Earnings (Loss) Margin	—	6%
	Adjusted EBITDAR Margin	26%	28%
Poland	Net Operating Revenue	$20,631	$21,649
	Net Earnings (Loss) Margin	(1%)	—
	Adjusted EBITDAR Margin	3%	4%
Corporate and Other	Net Operating Revenue	$—	$13
	Net Earnings (Loss) Margin	NM (1)	NM
	Adjusted EBITDAR Margin	NM	NM
Consolidated	Net Operating Revenue	$130,443	$136,017
	Net Earnings (Loss) Margin	(16%)	(10%)
	Adjusted EBITDAR Margin	16%	16%

(1)	Not meaningful.

Summary of Interest Expense (Income), Net

	For the three months
	ended March 31,
Amounts in thousands	2025	2024
Interest income	$(380)	$(686)
Interest expense - Credit Agreements	8,792	9,899
Interest expense - Master Lease Financing Obligation	16,402	15,199
Interest expense - Deferred Financing Costs	674	674
Interest expense - Miscellaneous	169	43
Interest expense (income), net	$25,657	$25,129

Cash Rent Payments

	For the three months
	ended March 31,
Amounts in thousands	2025	2024
Master Lease	$14,327	$9,444
Nugget Lease (1)	1,913	1,263

(1)

Represents payments with respect to the 50% interest in the Nugget Lease owned by Marnell Gaming, LLC through Smooth Bourbon, LLC (“Smooth Bourbon”), a 50% owned subsidiary of the Company that owns the real estate assets underlying the Nugget Casino Resort.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

The table below shows the Company’s reporting units and operating segments that are included in each of the Company’s reportable segments as of March 31, 2025.

Reportable Segment	Operating Segment	Reporting Unit
United States	East	Mountaineer Casino, Resort & Races
Rocky Gap Casino, Resort & Golf
	Midwest	Century Casino & Hotel Central City
Century Casino & Hotel Cripple Creek
Century Casino & Hotel Cape Girardeau and The Riverview
Century Casino & Hotel Caruthersville and The Farmstead
	West	Nugget Casino Resort and Smooth Bourbon, LLC
Canada	Canada	Century Casino & Hotel Edmonton
Century Casino St. Albert
Century Mile Racetrack and Casino
Century Downs Racetrack and Casino
Poland	Poland	Casinos Poland
Corporate and Other	Corporate and Other	Corporate Other

* We define Adjusted EBITDAR as net earnings (loss) attributable to Century Casinos, Inc. shareholders before interest expense (income) (including interest expense related to the Master Lease), net, income taxes (benefit), depreciation, amortization, non-controlling interests net earnings (losses) and transactions, pre-opening expenses, termination expenses related to closing a casino, acquisition costs, non-cash stock-based compensation charges, asset impairment costs, loss (gain) on disposition of fixed assets, discontinued operations, (gain) loss on foreign currency transactions, cost recovery income and other, gain on business combination and certain other one-time transactions. The Master Lease is accounted for as a financing obligation. As such, a portion of the periodic payment under the Master Lease is recognized as interest expense with the remainder of the payment impacting the financing obligation using the effective interest method. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) attributable to Century Casinos, Inc. shareholders and Adjusted EBITDAR reported for each segment. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under GAAP.

Adjusted EBITDAR is used outside of our financial statements solely as a valuation metric and is not considered a measure of performance recognized under GAAP. Adjusted EBITDAR is an additional metric used by analysts in valuing gaming companies subject to triple net leases such as our Master Lease since it eliminates the effects of variability in leasing methods and capital structures. This metric is included as supplemental disclosure because (i) we believe Adjusted EBITDAR is used by gaming operator analysts and investors to determine the equity value of gaming operators and (ii) financial analysts refer to Adjusted EBITDAR when valuing our business. We believe Adjusted EBITDAR is useful for equity valuation purposes because (i) its calculation isolates the effects of financing real estate, and (ii) using a multiple of Adjusted EBITDAR to calculate enterprise value allows for an adjustment to the balance sheet to recognize estimated liabilities arising from operating leases related to real estate.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Adjusted EBITDAR should not be construed as an alternative to net earnings (loss) attributable to Century Casinos, Inc. shareholders, the most directly comparable GAAP measure, as indicators of our performance. In addition, consolidated Adjusted EBITDAR also should not be viewed as a measure of overall operating performance or considered in isolation or as an alternative to net earnings (loss) attributable to Century Casinos, Inc. shareholders, because it excludes the rent expense associated with our Master Lease and several other items. Adjusted EBITDAR as used by us may not be defined in the same manner as other companies in our industry, and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies.

** We define net earnings (loss) margin as net earnings (loss) attributable to Century Casinos, Inc. shareholders divided by net operating revenue.

*** We define Adjusted EBITDAR margin as Adjusted EBITDAR divided by net operating revenue. Adjusted EBITDAR margins are a non-US GAAP measure. Management uses these margins as one of several measures to evaluate the efficiency of our casino operations.

About Century Casinos, Inc.:

Century Casinos, Inc. is a casino entertainment company. In the United States the Company operates the following operating segments: (i) in the East, the Mountaineer Casino, Resort & Races in New Cumberland, West Virginia and Rocky Gap Casino, Resort & Golf in Flintstone, Maryland; (ii) in the Midwest, the Century Casinos & Hotels Cape Girardeau and Caruthersville in Missouri, and Century Casinos & Hotels in Cripple Creek and Central City, Colorado; and (iii) in the West, the Nugget Casino Resort, in Reno-Sparks, Nevada. In Alberta, Canada, the Company operates Century Casino & Hotel in Edmonton, the Century Casino in St. Albert, Century Mile Racetrack and Casino in Edmonton and Century Downs Racetrack and Casino in Calgary. In Poland, the Company operates six casinos through its subsidiary Casinos Poland Ltd. The Company continues to pursue other projects in various stages of development.

Century Casinos’ common stock trades on The Nasdaq Capital Market® under the symbol CNTY. For more information about Century Casinos, visit our website at www.cnty.com.

FORWARD-LOOKING STATEMENTS, BUSINESS ENVIRONMENT AND RISK FACTORS

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding projects in development and other opportunities, including improved cash generation and cash position, the benefits of our Caruthersville land-based casino and hotel, licensing and reopening of our Poland casinos, expectations for our Poland segment moving forward,  the Goldman credit agreement and obligations under our Master Lease and our ability to repay our debt and other obligations, outcomes of legal proceedings, changes in our tax provisions or exposure to additional income tax liabilities, and plans for our casinos and our Company, including expectations regarding 2025 and later results. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2024, and in subsequent periodic and current SEC filings we may make. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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